SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[x] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                Santander BanCorp
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

[SANTANDER BANCORP LOGO]
--------------------------------------------------------------------------------
207 Ponce de Leon Avenue
San Juan, Puerto Rico 00918

March 26, 2004

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2004 Annual Meeting of Stockholders of Santander BanCorp. The meeting will be held on April 29, 2004 at 10:00 a.m. at the Seventh Floor of Santander Tower II located at 221 Ponce de Leon Avenue, San Juan, Puerto Rico. The formal notice and proxy statement for this meeting are attached to this letter.

It is important that you sign, date and return your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person, if you desire, but returning your proxy card will assure that your vote is counted if you are unable to attend. Your vote, regardless of the number of shares you own, is important.

I thank you for your cooperation.

Sincerely,

/s/ Jose R. Gonzalez
Jose R. Gonzalez
President & Chief Executive Officer

                                SANTANDER BANCORP
                            207 PONCE DE LEON AVENUE
                           SAN JUAN, PUERTO RICO 00918

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 29, 2004

                                   ----------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Santander BanCorp (the "Meeting") for the year 2004 will be held at 10:00 a.m. on Thursday, April 29, 2004, at the Seventh Floor of Santander Tower II located at 221 Ponce de Leon Avenue, San Juan, Puerto Rico, to consider and act upon the following matters:

          (1)  To elect three (3) directors for a three-year term;

          (2) To ratify the appointment of Deloitte & Touche LLP as the Corporation's independent accountants for year 2004;

          (3) To transact any and all other business as may be properly brought before the Meeting or any adjournments thereof. Management at present knows of no other business to be brought before the Meeting.

     Stockholders of record at the close of business on March 19, 2004 are entitled to notice of and vote at the Meeting.

                                            By Order of the Board of Directors,

                                            /s/ Enrique R. Ubarri Baragano
                                            Enrique R. Ubarri Baragano, Esq.
                                                        Secretary

San Juan, Puerto Rico
March 26, 2004

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. YOU IN WRITING OR IN PERSON MAY REVOKE ANY PROXY GIVEN AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                                SANTANDER BANCORP
                            207 Ponce de Leon Avenue
                           San Juan, Puerto Rico 00918

                                   ----------

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                     To be held on Thursday, April 29, 2004

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Santander BanCorp (the "Corporation") of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m. on Thursday, April 29, 2004 at the Seventh Floor of Santander Tower II located at 221 Ponce de Leon Avenue, San Juan, Puerto Rico and any adjournment thereof. Enclosed with this Proxy Statement is the Annual Report to stockholders, including the consolidated financial statements of the Corporation for the year ended December 31, 2003, duly audited by Deloitte & Touche LLP, as independent public accountants. This Proxy Statement, the enclosed Annual Report, the Notice of Annual Meeting of Stockholders and the form of proxy are being sent to stockholders on or about March 26, 2004.

     All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the meeting in accordance with stockholder's instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement. A stockholder may revoke the accompanying proxy at any time before it is voted; either by delivering a subsequent duly executed proxy or other written notice of revocation to the President or Secretary of the Corporation at its above address or by attending the Annual Meeting and voting in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                             SOLICITATION OF PROXIES

     The Corporation will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting, this Proxy Statement and the proxy card. The Corporation has retained the services of Chase Mellon Shareholders Services, which also acts as the Corporation's Transfer Agent, to assist the Corporation in the solicitation of proxies for this Annual Meeting. The fee to be paid to such proxy solicitation firm should not exceed $4,000, plus reimbursement of all out-of-pocket expenses. Brokerage house and other nominees, fiduciaries and custodians who are holders of record of shares of the Corporation's Common Stock, $2.50 par value per share (the "Common Stock"), will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Corporation for their expenses in connection therewith at customary and reasonable rates. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation.

                VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

     The only outstanding voting securities of the Corporation are shares of its Common Stock, par value $2.50 per share. Each stockholder of record at the close of business on March 19, 2004 is entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof. On that date, excluding shares held as treasury stock, there were 42,398,954 shares of Common Stock outstanding, with each share entitled to one vote. The presence, in person or by proxy, of a simple majority of the shares entitled to vote will constitute quorum for the Annual Meeting. Abstention from voting, which may be specific on all matters except the election of directors, will be considered shares present and entitled to vote on all matters and, accordingly, will have the same effect as a vote against a matter. Broker non-votes are included in the determination of the number of shares present and voting: however, they are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes are not counted as votes for or against a particular proposal.

                       PRINCIPAL HOLDERS OF CAPITAL STOCK

     The following sets forth information known to the Corporation as to the persons or entities, which as of March 19, 2004, by themselves or as a group, as the term is defined by section 13(d)(3) of the Securities Exchange Act of 1934, are the beneficial owners of 5% or more of the issued and outstanding common stock of the Corporation in circulation. All information concerning persons who may be beneficial owners of 5% or more of the stock is derived from Schedule 13(D) or 13(G) statements filed and notified to the Corporation.

                        BENEFICIAL OWNERS OF 5% OR MORE:

     NAME                                    NUMBER OF SHARES   PERCENTAGE
   -------------------------------------------------------------------------
     Banco Santander Central Hispano, S.A.
     Paseo de Pereda 9-12
     Santander, Spain                          37,589,756(1)       88.66%

          (1) Includes shares of common stock owned by its subsidiaries.

            BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS OR NOMINEES:

     The following table sets forth information with regards to the total number of shares of the Corporation's common stock beneficially owned by each current member of the Board of Directors and each nominee to the Board of Directors and each current executive officer and by all current directors and executive officers as a group. Information regarding the beneficial ownership by executive officers and directors is derived from information submitted by such executive officers and directors.

                                                                                       PERCENTAGE OF
                                                            AMOUNT OF BENEFICIAL    OUTSTANDING VOTING
                                                                 OWNERSHIP              SECURITIES
                                                            --------------------    ------------------
Gonzalo de las Heras....................................                -                    -
Jose R. Gonzalez........................................           12,210                    *
Victor Arbulu...........................................                -                    -
Maria Calero............................................            8,885                    *
Carlos Capacete.........................................                -                    -
Roberto Cordova.........................................                -                    -
Stephen A. Ferriss......................................                -                    -
Carlos M. Garcia........................................           50,000                    *
Vicente Gregorio........................................                -                    -
Rafael F. Saldana.......................................                -                    -
Roberto H. Valentin.....................................            3,427                    *
Jesus Zabalza...........................................                -                    -

Total Shares owned by Directors, Nominees and
Executive Officers, as a group..........................           74,522                    *

* Less than 1%

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation with respect to its 2003 fiscal year, pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Corporation has no knowledge that any person subject to Section 16(a) has failed to file the required forms.

                  MATTERS TO BE VOTED UPON BY THE STOCKHOLDERS

                       PROPOSAL ONE: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Corporation's By-laws give the Board the power to set, by resolution of an absolute majority of the board of directors, the number of directors at no less than five nor more than eleven and always an odd number. The Board has fixed the number of directors at nine. The Corporation currently has nine directors. Article Fifth of the Corporation's Articles of Incorporation and of
Section 2 of Article II the Corporation's By-Laws establishes the structure of election of members of the Board of Directors with three classes of directors. It provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified.

     Regular meetings of the Board of Directors are held at least quarterly. Special Board meetings are held when called by or at the request of the Chairman, the President or one third of the directors.

     The following are directors of the Corporation whose term expires at the Annual Meeting. The table below contains information regarding the nominees for election as directors.

                                     CLASS A

             Name                             Occupation                    Age    Director Since
             ----                             ----------                    ---    --------------
         Maria Calero                  Executive Vice President              51         2001
                             Chief Accounting Officer of the Corporation
        Victor Arbulu                         Consultant                     62         2002
      Stephen A. Ferriss                   Private Investor                  58         2003

     The term of the following directors does not expire at the Annual Meeting. The table below contains information of said directors.

                       CLASS B (TERM EXPIRES IN ONE YEAR)

       Jose R. Gonzalez       President & Chief Executive Officer of the     49          2000
                                             Corporation
     Roberto H. Valentin                   Private Investor                  63          2000
       Carlos M. Garcia           Senior Executive Vice President &          32          2002
                              Chief Operating Officer of the Corporation

                       CLASS C (TERM EXPIRES IN TWO YEARS)

     Gonzalo de las Heras      Chairman of the Board of the Corporation      63          2000
                                          Managing Director
                                     North American Division SCH
       Vicente Gregorio                       Consultant                     52          2003
        Jesus Zabalza                     Managing Director                  45          2002
                                      Latin America Division SCH

     There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

     There are no cumulative voting rights for the election of directors. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy card to vote for the nominees listed thereby. In the event that any nominee becomes unavailable for any reason, which the Board does not anticipate, the proxies will be voted for the election of the person, if any, who is designated by the Board to replace the nominee.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE NOMINEES FOR DIRECTORS NAMED HEREIN. THE VOTE OF THE HOLDERS OF THE MAJORITY OF THE TOTAL VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

                                    OFFICERS

     The Corporation's executive officers are appointed by the Board of Directors and hold office at its discretion. Listed below are the Corporation's directors and executive officers, their respective positions and certain biographical information as of March 19, 2004.

                                                                          DIRECTOR OF THE
DIRECTOR                                                          AGE    CORPORATION SINCE
--------                                                          ---    -----------------
Gonzalo de las Heras............    Director and Chairman          63           2000
Jose R. Gonzalez................    Director and Vice Chairman     49           2000
Victor Arbulu...................    Director                       62           2002
Maria Calero....................    Director                       51           2000
Stephen A. Ferriss..............    Director                       58           2003
Carlos M. Garcia................    Director                       32           2002
Vicente Gregorio................    Director                       52           2003
Roberto H. Valentin.............    Director                       63           2000
Jesus M. Zabalza................    Director                       45           2002

                                                                                    OFFICER OF THE
EXECUTIVE OFFICERS                                                         AGE     CORPORATION SINCE:
------------------                                                         ---     ------------------
Jose R. Gonzalez ...............                President &                 49            2001
                                          Chief Executive Officer
Carlos M. Garcia................      Senior Executive Vice President       32            2002
                                          Chief Operating Officer
Maria Calero....................         Executive Vice President           51            1999
                                         Chief Accounting Officer
Roberto Cordova.................         Executive Vice President           44            2003
                                            Commercial Banking
Juan Davila.....................       Executive Vice President             35            2003
                                            Chief Risk Officer
Rafael Saldana..................         Executive Vice President           46            2001
                                              Retail Banking
Carlos Capacete.................             Managing Director              49            2004
                                     Santander Securities Corporation
Sinesio Diaz....................                 President                  46            2001
                                      Santander Mortgage Corporation
Jorge Garcia....................    President & Chief Executive Officer     37            2003
                                     Santander Insurance Agency, Inc.
Ivonna Pacheco..................        First Senior Vice President         38            2000
                                              Human Resources
Ramon Sanchez...................        First Senior Vice President         34            2000
                                              Internal Audit
Patricio Silva..................        First Senior Vice President         48            2003
                                                Operations
Laura Vazquez...................        First Senior Vice President         45            2001
                                                Comptroller
Enrique R. Ubarri, Esq..........        Secretary, General Counsel          32            2000
                                        and Senior Vice President -
                                           Compliance and Legal

DIRECTORS OF THE CORPORATION

     GONZALO DE LAS HERAS has served as Chairman of the Board of Directors of the Corporation and the Bank since October 2002. Prior to his appointment as Chairman of the Board, Mr. de las Heras held a position as Director of the Bank since June 1998 and Director of the Corporation since May 2000. Mr. de las Heras, joined Banco Santander in 1990. He currently serves as Managing Director of Banco Santander Central Hispano, supervising its North American business. He is Chairman of Banco Santander International, Miami; Santander Trust & Bank (Bahamas) Limited, and Banco Santander (Suisse). Prior to that, Mr. de las Heras held various positions at J.P. Morgan, lastly as Senior Vice President and Managing Director of First Fidelity Bancorporation until its merger with First Union. Mr. de las Heras has a law degree from the University of Madrid and as a Del Amo Scholar pursued postgraduate studies in Business Administration and Economics at the University of Southern California. From 1993 to 1997, Mr. de las Heras served on the New York State Banking Board. He is Chairman of the Foreign Policy Association, a Trustee and past Chairman of both the Orpheus Chamber Orchestra and the Institute of International Bankers, and a Director of both The Spanish Institute and the Spain-US Chamber of Commerce.

     JOSE R. GONZALEZ has served as President, Chief Executive Officer and Vice Chairman of the Board of Directors of the Corporation since October 2002. Prior to his appointment as President and Chief Executive Officer of the Corporation, Mr. Gonzalez served as Senior Executive Vice President and Chief Financial Officer of Santander BanCorp from July 2001 and as Director of the Corporation since 2000. From 1996 to July 2001, Mr. Gonzalez served as President and Chief Executive Officer of Santander Securities Corporation ("SSC"), a securities broker-dealer since August 1996. From 1995 to 1996, Mr. Gonzalez was Vice President and Chief Financial Officer of MOVA Pharmaceutical Corporation, a privately held pharmaceutical manufacturing company based in Caguas, Puerto Rico. Prior to this, Mr. Gonzalez was at Credit Suisse First Boston, a securities broker-dealer, from 1983 to

1986 as a Vice President of Investment Banking, and from 1989 to 1995 as President of the Puerto Rico operations of the firm. From 1986 to 1989, Mr. Gonzalez was President and Chief Executive Officer of the Government Development Bank for Puerto Rico. Mr. Gonzalez is a member of the Board of Trustees of the University of Puerto Rico and was elected as a member of the Board of Directors of the Federal Home Loan Bank of New York in January 2004. Mr. Gonzalez received a B.A. in Economics from Yale University in 1976, and MBA and Juris Doctor degrees from Harvard University in 1980.

     VICTOR ARBULU CROUSILLAT became a Director of the Corporation on October 2002. He has worked for J.P. Morgan for nearly 25 years in various positions in Europe, North America and South America. He was a Managing Director of J.P. Morgan, member of its European management committee and Chief Executive Officer for Spain and Portugal from 1988 until 1998. Prior to joining J.P. Morgan, Mr. Arbulu worked as an officer of the Interamerican Development Bank in Washington, D.C., and also as a financial consultant and in management positions of industrial companies in Spain and Latin America. Mr. Arbulu holds a degree in Mechanical and Electrical Engineering from the Universidad Nacional de Ingenieria in Lima, Peru and a Masters of Business Administration from the Escuela para Graduados (ESAN) in Lima, Peru.

     MARIA CALERO has served as Director of the Corporation since February 2001. Ms. Calero was named Executive Vice President and Chief Accounting Officer in January 2001. Ms. Calero was appointed Director of the Board of Directors of the Bank in May 2000. From April 1996 to December 2000, Ms. Calero held the position of First Senior Vice President - Compliance and Legal Department. From April 1995 until April 1996, Ms. Calero held the title of Senior Vice President - Compliance Department and since November 1998 has been in charge of the Corporation's Investor Relations. Prior to her employment at the Bank in April 1995, she held the position of Senior Vice President, Administration/Finance at Santander National Bank from November 1992 to March 1995, having served previously as a private consultant to those institutions on accounting and regulatory matters. Ms. Calero also worked for Deloitte, Haskins & Sells in the San Juan Office from August 1975 to August 1985; as Audit Manager, Savings & Loans Industry, from June 1980 to August 1985. Ms. Calero is a member of the American Institute of Certified Public Accountants, the Puerto Rico Society of Certified Public Accountants, and the Florida Institute of Certified Public Accountants.

     STEPHEN A. FERRISS was named Director of the Corporation in May 2003. Mr. Ferriss is a private investor who previously served as President and Chief Executive Officer of Santander Central Hispano Investment Securities, Inc. in New York. Prior to that appointment, from 1987 to 1999 Mr. Ferriss served in various positions at Bankers Trust, which include Managing Director and Partner within Bankers Trust's Global Investment Bank in London, England and New York. He also served as Managing Director for Bankers Trust Emerging Markets (Eastern Europe, Middle East, and Africa) in London. Prior to joining Bankers Trust, Mr. Ferriss served for 17 years at Bank of America in various positions, which include tenure as Senior Vice President managing the Spain and Portugal operations for the bank in Madrid, Spain. Mr. Ferriss is also a member of the North American Advisory Board of Proudfoot Consulting. Mr. Ferriss has a B.A. degree from Columbia College and a Master's of International Affairs from Columbia University.

     CARLOS M. GARCIA was named Director of the Corporation in April 2002. Mr. Garcia was appointed Senior Executive Vice President and Chief Operating Officer of the Corporation and the Bank in January 2004. He also serves as President and Chief Executive Officer of SSC. Mr. Garcia joined SSC in 1997 as Director of its Investment Banking Department and the Bank in October 2003 as Executive Vice President - Wholesale Banking. Prior to joining Santander, Mr. Garcia was Vice President of Investment Banking at Popular Securities, Inc. and from 1993 to 1995 Mr. Garcia worked for Credit Suisse First Boston Corporation. Mr. Garcia holds a dual degree in Business from the Wharton School and in Comparative Literature from the College of Arts and Sciences of the University of Pennsylvania.

     VICENTE GREGORIO was named Director of the Corporation and the Bank on March 2003. Mr. Gregorio is a Certified Public Accountant, business consultant, Chairman of VRC Business Services, Inc. and director of Caribbean Petroleum Corporation. Prior to these, Mr. Gregorio held various positions in Arthur Andersen LLP from 1973 to 2002. From 1987 to August 2002, Mr. Gregorio served as Managing Partner of the San Juan Office of Arthur Andersen LLP and also headed the Assurance and Business Advisory Group. While at Arthur Andersen LLP, Mr. Gregorio provided services to a number of financial institutions, including, the Corporation and the Bank. Mr. Gregorio holds a Bachelor Degree in Business Administration with honors from the University of Puerto Rico. He is a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

     ROBERTO H. VALENTIN has been a Director of the Corporation since May 2000 and Director of the Bank since April 1992. Mr. Valentin is an industrial engineer, a private investor and has served as Chairman and President of the following firms: Puerto Rico Box Corporation, Eric's Products, Inc., VIE Development Corp, Dianissa Development Corp., RHV Investment Co., Desarrolladora Roosevelt, Inc. and Costa Corcega, S. E. He has served as a member of the Board of Directors of Rio Mar Development and Country Club, Rotary International, Inc., and Rotary Foundation Inc. and as a member of the Board of Trustees of Universidad del Sagrado Corazon. Mr. Valentin currently serves as a member of the Board of Directors of the Puerto Rico Industrial Development Company.

     JESUS M. ZABALZA became a Director of the Corporation in October 2002. Mr. Zabalza currently serves as Managing Director of Banco Santander Central Hispano, S.A responsible for Latin America since July 2002. Prior to joining Banco Santander Central Hispano, S.A., Mr. Zabalza held various positions at La Caixa- ("Caja de Ahorros y Pensiones de Barcelona") where he directed from 1996 to 2002 the retail-banking sector for Madrid and related areas. Prior to joining La Caixa, Mr. Zabalza worked at Caja Postal as Managing Director and also served as Managing Director of the Banco Hipotecario y Caja Postal from 1992 to 1996. From 1982 to 1992, Mr. Zabalza held several positions at Banco de Vizcaya, including Director of Commercial Banking, Director of Central Services and Director of Area. Mr. Zabalza holds an Industrial Engineer degree.

EXECUTIVE OFFICERS OF THE CORPORATION (Other than Directors of the Corporation)

     The following information sets forth the names of the executive officers (the "Executive Officers") of the Corporation including their business experience during the past five (5) years and the period during which each such person has served as an Executive Officer of the Corporation or the Bank.

     ROBERTO CORDOVA was named Executive Vice President and Director of Commercial and Wholesale Banking on February 2003 and January 2004, respectively. Prior to joining the Corporation, Mr. Cordova served as Senior Vice President responsible for Corporate and Commercial Banking at Scotiabank Puerto Rico where he worked for 18 years in various positions within the Bank. Mr. Cordova also served as Vice President for Shields Title Company in the general management of the title insurance company. Mr. Cordova holds a Bachelor's and Master's degrees in Finance from Saint Louis University and a Juris Doctor from the School of Law at Interamerican University of Puerto Rico where he graduated Magna Cum Laude.

     JUAN DAVILA was appointed Executive Vice President and Chief Risk Officer on June 2003. Prior to his employment with the Corporation, Mr. Davila was the Commercial Director and principal liaison between Winterthur and Credit Suisse in Spain from 2001 to 2003. Mr. Davila also served for Banesto from 1994 to 2001 as Regional Risk Director of Branch and Small Business Administration. Mr. Davila holds a Bachelor's Degree in Business Administration from Middlesex University of London and a Master in Economics and Business Management from ICADE in Spain.

     RAFAEL F. SALDANA joined the Corporation on February 2003 and currently serves as Executive Vice President and Director of Commercial Banking. Mr. Saldana previously served as Director of Commercial Banking, Marketing and Strategic Planning of the Bank from 1990 to 1996. Prior to returning to the Corporation, Mr. Saldana served as Chief Marketing Officer-Hispanic Markets at Capital One in Tampa, Florida. From 1999 to 2001 Mr. Saldana worked as Vice President Corporate Marketing and General Manager for Hispanic Business at Fingerhut/Federated Department Stores in Minnetonka, MN. From 1998 to 1999, Mr. Saldana was Senior Vice President at Fleet Financial Group in Boston, MA, heading Delivery Planning and Channel Management at the Retail Distribution Group. Prior to joining Fleet Financial, he was Senior Vice President and Group Executive for Wachovia Corporation, Winston-Salem, NC responsible for consumer products, electronic banking, and channel management. Mr. Saldana earned a Bachelor of Arts degree with a concentration in Economics from the University of Puerto Rico and a Masters in Business Administration from the J.L. Kellogg Graduate School of Management at Northwestern University, Evanston, IL.

     CARLOS CAPACETE joined the Corporation in December 2003 as a result of the acquisition by the Corporation of SSC. Mr. Capacete joined SSC in April 2003 as Managing Director and Branch Manager, responsible for overseeing the Investment Banking, Sales, Capital Markets, Marketing and Research departments. Prior to joining SSC, Mr. Capacete worked for UBS PaineWebber for over sixteen years where he was responsible for the capital markets area from 1995 until 2003. Before 1995, he was in charge of the institutional trading desk from 1987 until 1995. From 1985 until 1987, he worked as Vice President of Institutional Sales for Drexel Burnham Lambert Puerto Rico where he managed accounts of financial institutions, insurance companies, and government. He worked for Banco Comercial de Mayaguez from 1983 until 1985 where he served in various capacities, the last one as Head of Investments. Mr. Capacete is a Certified Public Accountant and holds a BS degree from Jacksonville University, where he graduated in 1978.

     SINESIO DIAZ has served as President of Santander Mortgage Corporation, a subsidiary of the Bank, since May 2001 and as officer of the Corporation since August 2001. Prior to his employment with Santander Mortgage Corporation, Mr. Diaz held various positions in Citibank, N.A.- Puerto Rico, including Vice-president of Mortgage Banking and as manager of Corporate Banking. Before joining Citibank, N.A., Mr. Diaz served as financial director for Unisys Corporation. He also worked at several financial institutions in Puerto Rico, including Banco Credito y Ahorro Ponceno and Bayamon Federal Savings. Mr. Diaz has a B.A. and a Master's in Business Administration from Loyola University.

     JORGE M. GARCIA has served as President and Chief Executive Officer of Santander Insurance Agency, Inc. since June 2000. Mr. Garcia also serves as Treasurer and Director of the Board of Director of Santander Insurance Agency, Inc. Prior to joining the Corporation, Mr. Garcia served from 1996 to 2000 as Resident Vice President of Citibank, NA responsible for the insurance business. From 1988 to 1996, Mr. Garcia held various positions at National Insurance Group. Mr. Garcia holds a Bachelor Degree in Business Administration and Insurance from the Universidad del Sagrado Corazon and a Diploma of Risk Management and Insurance from The College of Insurance of New York.

     IVONNA PACHECO has served as First Senior Vice President of the Corporation in charge of the Human Resources Department since March 2001. Ms. Pacheco began at the Bank in 1990 as Manager of the Total Quality Program, becoming in 1995 Assistant Vice President of the Telephone Banking Department. On November 2000, Ms. Pacheco was appointed Director of Human Resources. Prior to her employment at the Bank, Ms. Pacheco served as Organizational Development Consultant for Banco Popular de Puerto Rico. She is a licensed psychologist with a Ph.D. in Industrial Organizational Psychology.

     RAMON SANCHEZ has served as First Senior Vice President-Internal Audit Department of the Bank since June 2000. From 1994 until 2000, Mr. Sanchez worked for the SCH Audit Department and held the title of Senior Auditor for the last two years. During that period he did the internal audit review of several banks of the SCH Group in Latin America. He received a Juris Doctor in 1994 from the University of Salamanca and completed his education with practical training in Banco Santander, London, in the Accounting Department and in Banco Santander, New York in the Investment Division.

     PATRICIO SILVA has served as First Senior Vice President, Director of Operations and Information Technology since August 2003. Prior to joining the Corporation, Mr. Silva served as Special Projects Manager for the Santander Group Latin America Division from 2001 to 2002. From 1996 to 2001, Mr. Silva served as Information Systems Manager for Banco Santander Chile and prior to that experience he served as Assistant Information Systems Manager for five years in that institution. Before joining Banco Santander Chile, Mr. Silva worked at OPTIMISA, S.A. as a project development manager from 1987 to 1990. From 1979 to 1987, Mr. Silva served in various positions at the University of Chile. Mr. Silva has a degree in Civil Engineering from the University of Chile and an additional degree in Civil Engineering, also from the University of Chile.

     LAURA VAZQUEZ has served as First Senior Vice President and Comptroller since September 2001 and prior to that as Senior Vice President and Deputy Comptroller. Ms. Vazquez has been with the Bank since 1989. From 1986 to 1989 Ms. Vazquez worked for Arthur Andersen & Co. as Senior Auditor. Ms. Vazquez holds a Bachelor's Degree in Economics from Boston University and a Master's Degree in Professional Accounting from the University of Miami. Ms. Vazquez is a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants.

     ENRIQUE R. UBARRI, ESQ. has served as Senior Vice President - Corporate Compliance and Legal Division since October 2000 and as Corporate Secretary since February 2001. Mr. Ubarri was formerly with the firm Fiddler Gonzalez & Rodriguez, LLP. Mr. Ubarri has a Bachelor's Degree from Boston University in Political Science with a minor in Economics, a Juris Doctor degree from the Interamerican University School of Law and holds a Master's degree in Securities and Financial Regulation from Georgetown University Law Center and a Master's degree in Banking Law from the Morin Center at Boston University. Mr. Ubarri also holds a Master's in Business Administration (MBA) from the Wallace Carroll Graduate School of Management at Boston College with a concentration in the management of financial institutions.

           BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation and of the Bank held 8 and 14 meetings, respectively, during the year ended December 31, 2003. The Corporation and the Bank have various standing committees as described below, in addition to other management committees. Mr. Zabalza and Mr. Arbulu attended fewer than 75% of the aggregate of the meetings of the Board of Directors of the Corporation held during year 2003.

     The Corporation strongly encourages its directors to attend all Stockholders Annual or Special Meetings. All members of the Board of Directors attended the Annual Meeting of Stockholders held on April 30, 2003, except for Mr. Gonzalo de las Heras, Mr. Victor Arbulu, Mr. Jesus Zabalza, Mr. Adolfo Lagos and Mr. Victor Barallat, who were duly excused prior to the meeting.

     The Corporation's Board of Directors has two standing committees, the Audit Committee and the Compensation and Nomination Committee. During 2003 the Corporation also created a Special Committee for the evaluation of the transaction whereby the Corporation acquired SSC, the Corporation's broker dealer subsidiary. The Bank's Board of Directors has two outstanding committees:
(i) the Credit Committee; and (ii) the Trust Committee. Information regarding the Audit Committee, Compensation and Nomination Committee, Special Committee, Credit Committee and Trust Committee follows:

AUDIT COMMITTEE

     The Audit Committee is a committee of the Corporation and serves also as the audit committee for the Bank and its subsidiaries. The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Corporation and its subsidiaries, oversight of the internal controls and procedures, and compliance with applicable laws and regulations. The Committee meets with the Corporation's and its subsidiaries' public independent accountants to approve the scope of the audit, review their report on the examination of the Corporation's consolidated financial statements and other reports, and their comments on the system of internal controls. Also, the Committee oversees the internal audit function, including approval of the internal audit plan and reports prepared by the Internal Audit Department on their examinations of the operating and business units and other special examinations.

     The members of the Audit Committee are Mr. Victor Arbulu, Mr. Vicente Gregorio, Mr. Stephen A. Ferriss and Mr. Roberto Valentin. Mr. Ramon Sanchez, First Senior Vice President and Internal Audit Director of the Corporation, presented audit reports to the Committee during 2003. The Board of Directors has determined that Mr. Gregorio, Mr. Arbulu and Mr. Ferriss are all "audit committee financial experts" as defined under U.S. Securities and Exchange Commission (the "SEC") rules. The Board of Directors has made the determination that all the members of the Audit Committee satisfy the applicable independence requirements as applicable under SEC rules and the current and transitional listing standards of the New York Stock Exchange ("NYSE"), as such requirements are interpreted by the Board of Directors in its business judgment. The Board of Directors will reassess the independence of all members of the Audit Committee when transitional rules of the NYSE expire in November 2004. The Audit Committee met 21 times during the year ended December 31, 2003. None of the members of the committee are officers or employees of the Corporation or the Bank.

COMPENSATION AND NOMINATION COMMITTEE

     The Compensation and Nomination Committee (the "Compensation Committee") has been established to carry out the Board of Directors' overall responsibility relating to executive compensation and support and advise the Board on the composition of the Board and executive management of the Corporation. The Compensation Committee has a Charter, which is attached as EXHIBIT A.

     The Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Corporation's Chief Executive Officer and President, evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. The Compensation Committee shall also review and approve executive officer compensation, including salary and bonus compensation levels; deferred compensation; executive perquisites; severance arrangements; change-in-control benefits and other forms of executive officer compensation.

     Among the duties of the Compensation Committee in connection with its nominating functions are to recommend to the Board of Directors the candidates that can fill vacancies in the Board of Directors, establish and periodically review the qualifications of the candidates to be nominated or appointed to the Board of Directors, and recommend to the Board of Directors candidates to occupy the position of executive officers of the Corporation. The nomination process followed by the Compensation Committee in connection with its nominating power takes into consideration the following criteria:

     o Potential candidates recommended by stockholders will receive the same consideration as potential candidates recommended otherwise. The information of the potential candidates recommended by a stockholder must be sent to the attention of the Secretary of the Board of Directors of the Corporation.

     o The Compensation Committee's duties are to ensure that the Board of directors has the plans, procedures, and resources needed to identify, recruit, and retain directors. The Compensation Committee will identify the individuals who, in their judgment, are best qualified to serve in the Board of Directors and will present their recommendations to the Board of Directors for nominations at the Annual Stockholder's Meeting. This Committee will also make recommendations to fill any vacancies in the Board that might arise from time to time.

     o The Compensation Committee develops qualifying criteria for the directors of the Board and is responsible for seeking, interviewing, and selecting those that, in their judgment, are best qualified, and make the appropriate recommendations to the Board. Throughout this process, the Committee may verify that the selected individuals demonstrate the following specific qualities or skills: (a) experience or relevant knowledge, (b) time availability and commitment, (c) good reputation, (d) analytical thinking, (e) ability to work as a team,
          (f) kinship with other members of the Board and management, and (g) independent judgment. In addition, the Compensation Committee may include other requirements which it may deem necessary to strengthen the Corporation.

     o The Compensation Committee has the authority to hire and terminate the services of any professional third party search firm to identify potential candidates for the position of director and executive officers.

     The Compensation Committee is composed of Messrs. de Las Heras, Zabalza and Arbulu, neither of whom are or have been employees of the Corporation or the Bank. The Board of Directors has made the determination that Mr. Arbulu satisfies the applicable independence requirements as currently defined under the listing standards of the NYSE, as such requirements are interpreted by the Board of Directors in its business judgment. Messrs. de las Heras and Zabalza are employees of SCH, which owns approximately 88.66% of the outstanding shares of the Corporation's Common Stock. The Compensation Committee met once during 2003.

SPECIAL COMMITTEE

     The Board of Directors of the Corporation appointed a Special Committee to evaluate the transaction for the purchase of SSC. The members of the Special Committee were Messrs. Victor Arbulu, Stephen Ferriss, Vicente Gregorio, and Roberto Valentin, all independent directors of the Board of Directors of the Corporation. The members of the Committee evaluated the transaction whereby the Corporation acquired all of the common stock of SSC for a purchase price of $62 million from Administracion de Bancos Latinoamericanos Santander, S.L., a wholly-owned subsidiary of SCH. The Special Committee met 8 times during the year ended December 31, 2003.

                COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK

CREDIT COMMITTEE

     The Board of Directors of the Bank, through the implementation of the Bank's Loan Policy, has established various management credit committees to monitor and review the bank's lending function. These committees review, evaluate, approve, or reject loan applications in accordance with the lending authority specified hereinafter: a) Small Loan Credit Committee approves loans up to $1,000,000; b) Regional Credit Committee approves loans up to $3,000,000;
c) Credit Administration Committee approves loans up to $8,000,000; d) Management Credit Committee approves secured loans up to $15,000,000, unsecured loans up to $5,000,000 and loans secured by personal guaranty up to $2,000,000;
e) the Board of Directors' Credit Committee must approve secured loans in excess of $15,000,000, unsecured loans in excess of $7,000,000 and loans secured by personal guaranty in excess of $2,000,000.

     Lending authority includes any and all extensions of credit for the total outstanding debt to the Bank from the borrower, co-signers, and related interests. The credit facilities approval process excludes residential loan mortgage balances and consumer loans. Loan approval requires unanimous consent and each committee meets at least twice a week. All applications for loans to principal stockholders, Directors, Officers, and their related interests, must be submitted for review and approval to the Board of Directors and, if approved, must be made on the same terms and conditions as for any other Bank customer.

     The members of the Board who are also members of the Bank's Credit Committee are Messrs. Vicente Gregorio, Jose R. Gonzalez and Roberto Valentin. Mr. Irving Rivera is Senior Vice President, Credit Administration of the Bank and also attends meetings of the Committee. The Credit Committee met 13 times during the year ended December 31, 2003.

TRUST COMMITTEE

     The Trust Committee reviews and approves the activities of the Bank's Trust Department. The Trust Committee also reviews internal controls and audit reports of trust operations. The members of the Trust Committee are Messrs. Vicente Gregorio, Roberto Valentin, and Carlos Garcia. The Trust Officer also attends meetings of the Trust Committee. The Trust Committee met 8 times during the year ended December 31, 2003.

                     COMPENSATION OF DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

     During fiscal year 2003, directors received a fee of $1,000 for each meeting of the Board of Directors of the Corporation attended and $500 for each meeting of the Bank, $500 for each Credit Committee meeting attended and for each Trust Committee meeting attended, $1,500 for each Audit Committee Meeting, $1,500 for each Special Committee and a monthly allowance of $3,000. Only directors who are not officers of the Corporation or SCH receive fees for attendance at Board of Directors meetings or committee meetings.

INDEMNIFICATION OF DIRECTORS

     At the Annual Meeting of Stockholders of the Corporation held May 1, 2000, the Board of Directors of the Corporation expressly authorized the Corporation to enter into indemnification agreements with Directors of the Corporation in order to indemnify them in their capacity as directors of the Corporation in accordance with Article 4.08 of the General Corporations Law of Puerto Rico. To the extent permitted by federal laws, under said section the Corporation: (i) is authorized to indemnify each director of the Corporation for amounts paid in expenses, judgments, fines and settlements in connection with any action arising from his position as Director of the Corporation if such Director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; and (ii) may indemnify each Director of the Corporation for the expenses incurred in defending against liability arising from action taken in respect of his position if such actions were taken in good faith and in a manner reasonably believed to be in or not opposed to the Corporation's best interest and may advance to any Director the costs associated with any such action upon receipt of an undertaking by or on behalf of the Director to repay such amount if it is ultimately determined such Director is not entitled to indemnification from the Corporation.

COMPENSATION OF EXECUTIVE OFFICERS

PENSION PLAN

     The Bank has a qualified defined benefit retirement plan that provides all eligible employees (including executive officers) with retirement benefits (the "Retirement Plan"). Employees of the Corporation benefit from the Retirement Plan. Corporation employees are eligible to participate in the Retirement Plan after attaining 21 years of age and completing one year of service. A participant will receive a year of credited service for each plan year in which he or she is credited with 1,000 or more hours of service. The compensation basis used for plan formula is basic monthly earnings and is subject to the limitations under U.S. Internal Revenue Code (the "Code"). The normal retirement age under the plan is 65 years of age; early retirement age is at 55 years of age and 15 years of service. At early retirement, benefits are subject to actuarial reduction. The Retirement Plan complies with the Employees Retirement Income Security Act of 1974 (ERISA) and pension costs are funded according to ERISA's minimum funding standards. Former employees of Banco Central Hispano - Puerto Rico ("BCH") who are now employed by the Bank participate in the Bank Retirement Plan effective January 1, 1997. Benefits accrued for years of service with BCH are provided through BCH Pension Plan up to November 30, 1996. In fiscal years 2001 and 2002, the total contribution to the Retirement Plan by the Bank amounted to $1,200,000 in each year. During fiscal year 2003 there was no contribution to the Retirement Plan by the Bank.

     Executives of the Bank that receive compensation from SCH do not participate in the Retirement Plan.

                               PENSION PLAN TABLE

     The following table sets forth the estimated annual benefits that would become payable under the Retirement Plan based upon certain assumptions as to annual basic salary levels and years of service. The amount payable in this table are not necessarily representative of amounts that may actually become payable under the Retirement Plan. The amounts represent the annual benefits upon retirement on December 31, 2003, of a participant at age 65.

Annual Basic Salary                  Years of Service
-------------------                  ----------------
                         10         15         20         25         30
                      --------   --------   --------   --------   --------
$ 400,000             $ 20,787   $ 31,187   $ 41,574   $ 51,974   $ 62,361
$ 300,000             $ 20,787   $ 31,187   $ 41,574   $ 51,974   $ 62,361
$ 200,000             $ 20,715   $ 31,067   $ 41,418   $ 51,770   $ 62,133
$ 100,000             $ 10,251   $ 15,371   $ 20,502   $ 25,622   $ 30,753

     No executive officer of the five highest paid key policymaking Executive Officers benefited from the Retirement Plan during the year ended December 31, 2003.

     The 2003 annual basic salary and estimated years of service at age 65 of the only three executive officers of the five highest paid key policy making Executive Officers that benefit from the Retirement Plan are as follows:

                                  12/31/2003       Estimated Years of Service
                             Annual Basic Salary           at Age 65
                             -------------------   --------------------------
         Jose R. Gonzalez          $550,000                    23
         Rafael F. Saldana         $250,000                    22
         Roberto Cordova           $225,000                    21

     The basis for the Retirement Plan formula is annual basic salary received by the employees. Benefits are paid on the basis of a straight life annuity plus supplemental death benefits and are not reduced for social security or other retirement benefits received by participants.

EMPLOYEES SAVINGS PLAN

     The Bank has a Defined Contribution Savings Plan (the "Savings Plan") pursuant to section 1165 (e) of the Puerto Rico Internal Revenue Code (the "Puerto Rico Code"), which is similar to section 401-K of the U.S. Tax Code. Employees of the Corporation benefit from the Savings Plan. The Plan complies with ERISA and is qualified under the Puerto Rico Code. Bank employees are eligible to participate in the Savings Plan after completing six (6) months of service and there is no minimum age requirement to participate. Participating employees may contribute from 1% to 10% of their annual compensation or $8,000, which ever is lower. Bank contributions to the Savings Plan are discretionary. The Bank contributions to the Savings Plan during fiscal year 2003 amounted to $490,000.

PERFORMANCE BONUS PLAN

     At the beginning of each calendar year, the President of the Corporation meets with each executive officer to discuss and determine such executive officer's goals for the upcoming fiscal year. By the year's end, the President evaluates to what extent each executive officer has achieved the previously established goals. Once this determination is made, and taking into consideration any special project assigned to the executive officer and the overall performance of the Bank, a performance bonus for the year is established and approved by the Compensation Committee, either in an aggregate amount or by specific executive officer.

KEY EXECUTIVE PLAN

     This is a special program implemented in 1990 to secure the services of certain key officers. The design follows the established parameters of a BOLI Program or Bank Owned Life Insurance Plan, also known in the past as a "Key Man" plan. This is a non-qualified plan and it is exempt from ERISA regulations.

     The Bank has acquired life insurance policies with an accumulated cash value feature for ten officers (including one executive officer). The Bank is the owner and beneficiary of the policy proceeds at all times. If the employee terminates its employment with the Bank, the policy is redeemed for the accumulated cash values. In the event of death of the participant, the Bank receives full payment of insurance coverage and pays the benefit agreed to the participant's beneficiaries. The balance will compensate the Bank for the loss of the executive and for the recuperation of premiums paid. The benefit is paid in ten years drawing one tenth from the cash value in order to maintain the life insurance policy active and to recuperate premiums paid. The accumulated cash values are reflected in the Bank's balance sheet as part of its assets. The only executive officer that benefits from this Key Man Plan is Laura Vazquez.

     The total future premium payment is approximately $300,000 on a declining balance of annual premium payments. The annual premium for 2003 was $36,000. The prospective premium for 2004 is $40,000. The annual payments for the remaining years decline as participants fulfill the total premium costs to maintain the cash values.

EMPLOYEE AGREEMENTS

     Mr. Gonzalez, Mr. Saldana and Mr. Cordova have each entered into employment agreements with the Bank. Mr. Garcia has employment agreements with the Bank and SSC.

     Under Mr. Gonzalez' agreement, he is entitled to receive an annual base salary of $550,000 and incentive compensation in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee. If Mr. Gonzalez' employment is terminated by the Bank for other than just cause, Mr. Gonzalez' is entitled to receive the greater of: (i) $700,000; or (ii) the gross salary pending to be received by Mr. Gonzalez from the day of termination of the agreement to April 30, 2005. In the event that Mr. Gonzalez' agreement is not renewed upon the expiration of said agreement on April 30, 2005, the Bank shall pay Mr. Gonzalez the amount of $700,000 as his termination of employment with the Bank. Upon expiration of the agreement by the Bank and the failure to renew the same, Mr. Gonzalez shall not provide professional services to any other company in the Banking Industry in Puerto Rico for a period of six (6) months. Mr. Gonzalez agreement also contains confidentiality provisions.

     Mr. Saldana's agreement establishes that he is entitled to receive an annual base salary of $250,000 and incentive compensation in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee. In addition to the annual base salary, Mr. Saldana received $25,000 as a special bonus. In the event his employment with the Bank was terminated during the first year of employment, he would have to return the $25,000 to the Bank. In the event that Mr. Saldana terminates voluntarily his employment with the Bank during the second year, he would have to return 50% of the special bonus to the Bank. Mr. Saldana shall also participate in the benefit plans established by the Bank and he shall also benefit of the Christmas Bonus and Performance Bonus provided by the Bank. If Mr. Saldana's employment is terminated by the Bank for other than cause, as defined in the agreement, Mr. Saldana is entitled to receive the greater of: (i) $250,000; or (ii) the indemnization provided in accordance with Puerto Rico Public Act Number 80 of May 30, 1976, as amended, or when the determination is made under a federal or Commonwealth of Puerto Rico authority. In the event that the Bank has a "change of control", as said term is defined under the agreement, during the first year of the agreement, Mr. Saldana shall receive the aforementioned compensation as if he would have been terminated. Mr. Saldana's agreement also contains confidentiality provisions.

     Mr. Cordova's agreement entitles him to receive an annual base salary of $225,000 and incentive compensation in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee. In addition to the annual base salary, Mr. Cordova was to receive $25,000 as a special bonus. In the event his employment with the Bank would have been terminated during the first year of employment, he would have had to return the $25,000 to the Bank; if employment is to be terminated during his second year of employment with the Bank, he will have to return 50% of said bonus. Furthermore, Mr. Cordova has the right to receive an additional bonus of $250,000 payable as described herein as long as he would remain employed with the Bank at the time of payment. Upon execution of the agreement, Mr. Cordova received $100,000 of the additional bonus and on March 1, 2004, Mr. Cordova received $50,000 of the additional bonus. The remaining $100,000 shall be payable by the Bank on two payments of $50,000 each on March 1, 2005 and March 1, 2006. In the event that Mr. Cordova would have terminated voluntarily his employment with the Bank during the first year, he would have had to return 100% of the paid amount of the additional bonus to the Bank. In the event he voluntarily terminates his employment with the Bank during the second, third or fourth year, he shall return 50% of the entire paid amount of the additional bonus to the Bank. Mr. Cordova shall also participate in the benefit plans established by the Bank and he shall also benefit of the Christmas Bonus and Performance Bonus provided by the Bank. If Mr. Cordova's employment is terminated by the Bank for other than cause, as defined in the agreement, Mr. Cordova is entitled to receive the greater of: (i) $225,000; or (ii) the indemnization provided in accordance with Puerto Rico Public Act Number 80 of May 30, 1976, as amended, or when the determination is made under a federal or Commonwealth of Puerto Rico authority. In the event that the Bank has a "change of control", as said term is defined under the agreement, during the first year of the agreement, Mr. Cordova shall receive the aforementioned compensation as if he would have been terminated. Mr. Cordova's agreement also contains confidentiality provisions.

     Mr. Garcia's agreement with the Bank provides him with an annual base salary of $150,000 from October 14, 2002 to December 31, 2003 and an annual base salary of $250,000 from January 1, 2004 to December 31, 2004 and a guaranteed minimum annual bonus of $100,000 for 2003 and $200,000 for 2004. In addition to the annual base salary, Mr. Garcia would not participate in the benefit plans established by the Bank, but he would continue participating in the benefit plans afforded to SSC employees. However, Mr. Garcia has the option of terminating his participation on the benefit plans of SSC and he could elect to participate in the benefit plans of the Bank. Mr. Garcia would also benefit of the Christmas Bonus and Performance Bonus provided by the Bank. If Mr. Garcia's employment is terminated by the Bank for other than cause, as defined in the agreement, Mr. Garcia is entitled to receive the greater of: (i) $250,000; or (ii) the indemnization provided in accordance with Puerto Rico Public Act Number 80 of May 30, 1976, as amended, or when the determination is made under a federal or Commonwealth of Puerto Rico authority. Mr. Garcia's agreement also contains confidentiality provisions.

     Moreover, Mr. Garcia's agreement with SSC provides him with an annual base salary of $200,000, subject to annual revisions by SSC. Mr. Garcia is eligible for the participation in a bonus pool for employees of SSC, which participation is based on the performance of Mr. Garcia and the net revenues of SSC as a whole. SSC also provides Mr. Garcia with health and other insurance coverage, and he is also eligible to participate in SSC's 1165(e) profit sharing plan. If Mr. Garcia's employment with SSC is terminated with or without cause, he will be entitled to be compensated for one year's salary and the amount shall be equal to the highest total compensation during the previous three years of employment with SSC. Mr. Garcia's agreement with SSC also contains confidentiality provisions and a non-compete clause, which includes a prohibition of soliciting clients or prospective clients of SSC.

ANNUAL COMPENSATION

     The following table sets forth the annual compensation for the Corporation's Chief Executive Officer and the Bank's four other most highly compensated executive officers for the years ended December 31, 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                                ---------------------                  ALL OTHER
                                         YEAR    SALARY      BONUS (1)     OTHER (2)   COMPENSATION     TOTAL
                                         ----   ---------    ----------    ---------   ------------   ---------
Jose R. Gonzalez .....................   2003   $ 550,000     $ 445,833                        -      $ 995,833
President & CEO                          2002   $ 497,499     $ 310,183        -               -      $ 807,682
                                         2001   $ 416,372(3)  $ 250,000        -               -      $ 666,372

Carlos M. Garcia .....................   2003   $ 381,461     $ 445,667        -               -      $ 827,128
Senior Executive Vice President & COO    2002   $ 200,000     $ 335,200        -               -      $ 535,200
                                         2001   $ 165,002     $ 290,200        -               -      $ 455,202

Carlos J. Capacete(4) ................   2003   $ 121,154     $ 301,000        -        $ 57,143(5)   $ 479,297
Executive Officer, Managing Director &   2002           -             -        -               -              -
COO-SSC                                  2001           -             -        -               -              -

Roberto Cordova (6) ..................   2003   $ 190,385     $ 272,500(7)                     -      $ 462,885
Executive Vice President                 2002           -             -        -               -              -
                                         2001           -             -        -               -              -

Rafael F. Saldana(8) .................   2003   $ 223,558(9)  $ 183,751(10)    -        $ 48,750(11)  $ 456,059
Executive Vice President                 2002           -             -        -               -              -
                                         2001           -             -        -               -              -

(1) Includes Performance Bonus and Christmas bonus earned during the respective years.
(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of any named officer.
(3) Mr. Gonzalez received $131,253 from Santander Securities Corporation as part of his salary.
(4) Mr. Capacete became an officer of the Corporation as a result of the acquisition of the operations of SSC by the Corporation on December 30, 2003.
(5) Mr. Capacete received this amount upon entering SSC.
(6) Mr. Cordova became an officer of the Corporation in February 2003.
(7) Mr. Cordova received a signing bonus of $125,000 in February 2003, which is included as part of the bonus.
(8) Mr. Saldana became an officer of the Corporation in February 2003.
(9) Includes $107,932 that was received by Mr. Saldana as deferred compensation.
(10) Includes $9,376 that was received by Mr. Saldana as a Christmas bonus that was included as deferred compensation.
(11) Amount disbursed by the Corporation as relocation expenses for Mr. Saldana.

               REPORT OF THE COMPENSATION AND NOMINATION COMMITTEE

GENERAL POLICY

     The Corporation's Compensation Committee of the Board of Directors evaluates the compensation policy for the President and CEO, and Executive Officers of the Corporation and its subsidiaries. The Compensation Committee as a whole considers among other factors, competitive pay practices for developing a stronger relationship between executive compensation and the Corporation and its subsidiaries' long-term performance. Management is kept appraised of such competitive pay practices by independent consultants who conduct periodical analysis of executive compensation of a peer group of financial institutions similar in size and scope. The group used by the Board of Directors for comparison purposes is reviewed in light of industry developments, and significant mergers/acquisitions, to ensure that it is consistent with the Corporation's size and focus. The peer group currently consists of regional banking organizations with a retail banking emphasis.

     The Corporation's executive compensation program is linked to performance. To this end, the Corporation has developed a compensation strategy that ties a significant portion of executive compensation to the Corporation's success in meeting each executive's performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent and to provide compensation levels that recognize individual contributions as well as overall business results. The Compensation Committee reviews the Corporation's overall executive compensation program in comparison to the Corporation's executive compensation, corporate performance and to other companies of similar size. The annual compensation reviews permit an evaluation of the link between the Corporation's performance and its executive compensation in the context of the compensation programs of other companies. The Compensation Committee determines the compensation of corporate executives selected by the Board of Directors, including the individuals whose compensation is detailed in this proxy statement.

     In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, other than Jose R. Gonzalez (the Corporation's Chief Executive Officer), the Compensation Committee takes into account the views of Mr. Gonzalez. The key elements of the Corporation's executive compensation program consist of base salary and annual bonus. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Gonzalez, are discussed below. The Compensation Committee also takes into account the full compensation package afforded by the Corporation to the individual.

THE PRESIDENT & CHIEF EXECUTIVE OFFICER

     On an annual basis the Chief Executive Officer and President submits to the Corporation's Board of Directors a plan setting forth both quantitative and intangible goals applicable to each year and long-term goals. Evaluations are made against the goals set forth in the plan. With respect to the base salary received by Mr. Gonzalez in fiscal 2003, the Compensation Committee took into account the Corporation's financial results in fiscal 2002. Mr. Gonzalez had been granted an annual base salary, commencing April 30, 2002, of $550,000 and such salary was not increased during the year ended December 31, 2003.

     The Compensation Committee evaluates the President's performance by taking into consideration the growth of the organization, implementation of a diversification strategy, achievement of financial goals, improvements to the product and service delivery system and development of human resources. The weight and significance accorded to these factors is subjective in nature and the weight assigned to each factor determining compensation adjustments cannot be quantified.

BASE SALARIES OF EXECUTIVE OFFICERS

     The group of Executive Officers is composed of one Senior Executive Vice President, four Executive Vice Presidents, four First Senior Vice Presidents, two Senior Vice Presidents, the Managing Director of SSC, the President of Santander Mortgage Corporation, and the President of SIA. The President and CEO recommends to the Board of Directors of the Corporation, for their approval, the salary increases and the bonuses to be awarded to the Executive Officers pursuant to the incentive plans.

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. Annual salary adjustments are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures. These include increases in market share, financial strength, regulator reviews, efficiency gains, improvements in services and improvements in relations with customers and employees.

     The salary increase program allows discretionary salary increases based on individual performance. It provides the President and CEO the opportunity to recognize changes in individual responsibilities and performance levels.

ANNUAL BONUS

     The Corporation's Chief Executive Officer and President and the Executive Officers are eligible for annual cash bonuses under the terms of the Corporation's Officer Performance Bonus Plan. Under such Plan, the Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures in order to provide executive officers with an annual bonus.

CONCLUSION

     Through the programs described above, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance, recognizing that the volatility of the business cycle from time to time may result in an imbalance for a particular period.

     Submitted by
     Mr. Victor Arbulu
     Mr. Gonzalo de las Heras
     Mr. Jesus Zabalza

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates pursuant to a Charter that was adopted by the Board of Directors of the Corporation on March 20, 2003. The Charter was amended and reviewed by the Audit Committee on March 18, 2004. A copy of such Charter is attached to this Proxy Statement as EXHIBIT B.

     The role of the Audit Committee is to assist the Corporation's Board of Directors in its oversight of the Corporation's financial reporting process and the Corporation's internal and external audit processes. As set forth in the Charter, management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to achieve compliance with accounting standards and applicable laws and regulations. The independent auditors of the Corporation are responsible for auditing the Corporation's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

     The members of the Audit Committee are not employees of the Corporation. All members of the Audit Committee are financially literate, but generally are not, and do not represent themselves to be, engaged professionally in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including matters relating to the determination of the independence of outside auditors. However, at least one member of the audit committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Moreover, as set forth in the Charter, the Audit Committee relies on and makes no independent verification of the financial and other information presented to it or representations made by management or the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to achieve compliance with accounting standards and applicable laws and regulations.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2003 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently modified or supplemented. The Audit Committee has obtained a report from the independent auditor that addresses certain matters related to quality, quality control, and independence, as required by the NYSE listing standards. Finally, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as currently modified or supplemented, has considered whether the provision of non-audit-services by the independent accountants to the Corporation is compatible with maintaining the accountants independence, and has discussed with the independent accountants the accountants' independence from the Corporation and its management.

     Based on the Audit Committee's review of the audited financial statements and the discussions referred to above with management and the independent accountants and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     Submitted by:
     Victor Arbulu                   Director
     Vicente Gregorio                Director
     Stephen A. Ferriss              Director
     Roberto Valentin                Director

                            DISCLOSURE OF AUDIT FEES

     The following is a description of the fees paid or accrued by the Corporation and its subsidiaries for the audit and other services provided by Deloitte & Touche LLP ("D&T") for the fiscal years ended December 31, 2003 and 2002.

AUDIT FEES

     The aggregate "Audit Fees", paid or accrued by the Corporation for professional services(1) rendered by D&T in connection with the audits of the Corporation's annual consolidated financial statements as of and for the fiscal years ended December 31, 2003 and 2002, and for the reviews of the consolidated financial statements included in the Corporation's quarterly report on Form 10-Q, the "Audit Related Fees", the "Tax Fees" and "All Other Fees" are summarized in the following table:

                          2003        2002
                        ---------   ---------
Audit Fees(2)           $ 368,229   $ 387,827
Audit-Related Fees(3)   $ 153,597   $ 205,735
Tax Fees                        -           -
All Other Fees(4)               -   $  38,500
                        ---------   ---------
Total                   $ 521,826   $ 632,062

----------
(1) From January 1, 2002 to June 28, 2002, Andersen provided audit services that amounted to $92,518 in audit fees and $31,619 in audit related fees.
(2) Fees for audit services billed in 2003 and 2002 consisted of: (i) Audit of the Corporation's annual financial statements; (ii) reviews of the Corporation's quarterly financial statements.
(3) Fees for audit-related services billed in 2003 and 2002 consisted of (i) Financial accounting and reporting consultations; (ii) Sarbanes-Oxley Act,
Section 404 advisory services; (iii) Agreed-upon procedures engagements.
(4) Fees for all other services billed in 2003 and 2002 consisted of permitted non-audit services, which include Goodwill valuation services required by SFAS 142, which were provided by D&T in 2002 prior to their appointment as the Corporation's independent public auditors.

     In considering the nature of the services provided by D&T, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with D&T and the Corporation's management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

PRE-APPROVAL POLICY AND PROCEDURES

     All auditing services and non-audit services must be pre-approved by the Audit Committee. Pre-approval is waived for non-audit services if: (1) the aggregate dollar value of such services does not exceed $10,000; (2) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit. All audit and non-audit services were pre-approved by the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

                        TRANSACTIONS WITH RELATED PARTIES

     Various affiliates of the Corporation purchase certain technical assistance from the Bank. Fees related to such technical assistance amounted to $3.0 million and $2.6 million for the years ended December 31, 2002 and 2003, respectively. The Bank also purchases certain technical assistance, related to EDP processing and use of systems software, from affiliates which amounted to $8.5 million in 2003 and $0.6 million in 2002. Furthermore, in the ordinary course of business, the Bank extends loans to officers and directors of the Corporation and their related parties that do not involve more than the normal risk of collectibillity. The Bank's management believes that each of these transactions, as well as the transactions described below, is consummated on normal business terms (including interest rates and collateral, with respect to loans) not less beneficial to the Bank than terms that would have been offered to or by unaffiliated third parties in similar circumstances.

     From time to time, in the normal course of business, the Bank enters into certain transactions with affiliates for the leasing of real estate. For such rents, the Bank receives fees similar to those prevailing in the market. Currently, the Bank leases office space and received rent during 2003 from Santander Overseas Bank, Inc. totaling $64,569 and from Universia Puerto Rico, Inc. totaling $32,447.

     From time to time, the Bank sells certain non-performing loans to CREFISA, an affiliate of the Bank, at net book value for disposition purposes. During 2003 there was one sale of non-performing loans to CREFISA amounting $12,397,173.

     On December 30, 2003, the Corporation closed the transaction whereby it acquired SSC from Administracion de Bancos Latinoamericanos Santander, S.L., a wholly owned subsidiary of SCH. The Corporation acquired all of the common stock of SSC for a purchase price of $62 million. The acquisition was accretive to the Corporation's earnings per share.

     During September 2003, the Bank irrevocably transferred and assigned to CREFISA the Bank's operational software known as the ALTAIR system (the "ALTAIR Software"), a software platform common to other entities of the Santander Group for $43,300,000. Subsequently, CREFISA licensed the ALTAIR Software to the Bank for a maintenance fee of $256,346.86 per month during each year inclusive of all amounts equal to any taxes paid or payable by CREFISA for a period of 5 years.

     During December 2003, the Bank completed the sale to a Trust which was created by the Bank and administered by U.S. Bank as trustee, of a $19,100,000 loan made to Puerto Rico Industrial Investment Corporation for the construction of certain industrial facilities leased to Stryker Puerto Rico Limited. The Trust issued certificates that evidenced undivided interests in the Trust. The certificates were totally acquired by First Puerto Rico Target Maturity Income Opportunity Fund I, a closed end mutual fund managed by Santander Asset Management, a wholly owned subsidiary of SSC.

     Historically, SCH has contributed approximately 25% to 30% of the salaries of certain expatriate officers. For 2003, SCH contributed to the salaries of former Executive Officer, Agustin Segui, Executive Vice President and of First Senior Vice President and Director of the Audit Department, Mr. Ramon Sanchez.

     SCH and its affiliates had an aggregate of $124.4 million on deposit with the Bank as of December 31, 2003.

                         THE CORPORATION'S COMMON STOCK

     The stock performance graph presented below compares the cumulative total stockholder return of the Common Stock of Santander BanCorp (SBP) from January 1, 2003 to December 31, 2003, with the cumulative total return of the Small Cap Commercial Banks (S6CBNK) and the Puerto Rico Stock Index (PRSI). The graph represents the performance of $100 invested on January 1, 2003 at $13.06 per share. The Board of Directors of the Bank acknowledges that the market price of the Common Stock is influenced by many factors and the Bank's performance is only one of those. The stock price shown in the graph is not necessarily indicative of future performance.

[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                        DATE      SBP      PRSI    S6CBNK
                      --------   ------   ------   ------
                      01/02/03   100.00   100.00   100.00
                      01/03/03   100.08   100.01    99.22
                      01/06/03   101.68   101.56   101.39
                      01/07/03   100.00   101.04   100.47
                      01/08/03    98.47    99.90    99.27
                      01/09/03    99.39   100.90    99.87
                      01/10/03    98.93   100.84    99.76
                      01/13/03    99.69   101.52   100.33
                      01/14/03   102.30   101.67   100.58
                      01/15/03    98.77   100.05    99.09
                      01/16/03    97.93    99.51    99.33
                      01/17/03    94.95    98.41    98.81
                      01/21/03    95.33    98.26    98.32
                      01/22/03    94.10    98.44    97.58
                      01/23/03    96.09    98.66    97.81
                      01/24/03    98.77    97.50    95.99
                      01/27/03   100.31    97.91    95.66
                      01/28/03   101.45    98.32    96.48
                      01/29/03   104.21    98.78    96.78
                      01/30/03   103.60    97.14    95.93
                      01/31/03   105.67    99.82    97.64
                      02/03/03   104.44   100.11    97.18
                      02/04/03   104.44    98.49    96.97
                      02/05/03   104.59    97.95    96.12
                      02/06/03   103.75    97.08    96.20
                      02/07/03   102.37    96.45    94.98
                      02/10/03   103.06    97.49    96.19
                      02/11/03   102.14    97.22    95.31
                      02/12/03   102.30    97.08    94.86
                      02/13/03   102.76    97.18    95.72
                      02/14/03   105.59    99.31    96.93
                      02/18/03   106.05    99.53    97.31
                      02/19/03   104.75   100.01    96.88
                      02/20/03   103.14    99.67    96.46
                      02/21/03   103.14   100.76    98.09
                      02/24/03   103.14   100.22    95.91
                      02/25/03   104.13   101.13    97.03
                      02/26/03   104.52   100.48    95.49
                      02/27/03   106.05   102.28    96.84
                      02/28/03   103.37   102.47    96.65
                      03/03/03   103.75   102.21    96.67
                      03/04/03   104.90   101.55    96.31
                      03/05/03   105.44   102.31    96.71
                      03/06/03   106.51   101.75    95.59
                      03/07/03   106.51   101.74    96.26
                      03/10/03   105.13   100.39    94.08
                      03/11/03   106.81   100.40    93.88
                      03/12/03   107.12    99.82    92.75
                      03/13/03   107.58   102.16    94.71
                      03/14/03   107.35   101.50    94.41
                      03/17/03   107.20   102.98    96.57
                      03/18/03   107.04   103.58    96.12
                      03/19/03   107.12   104.01    96.88
                      03/20/03   107.12   104.42    97.51
                      03/21/03   106.20   105.47    98.94
                      03/24/03   105.67   103.59    97.05
                      03/25/03   104.90   104.51    97.65
                      03/26/03   104.13   104.60    96.81
                      03/27/03   104.13   104.24    96.71
                      03/28/03   102.99   105.85    97.28
                      03/31/03   102.30   105.23    96.16
                      04/01/03   103.75   107.64    97.41
                      04/02/03   103.22   108.49    98.67
                      04/03/03   102.60   108.59    97.86
                      04/04/03   102.60   108.82    98.32
                      04/07/03   104.13   108.67    98.54
                      04/08/03   104.52   108.43    98.90
                      04/09/03   102.22   107.24    98.20
                      04/10/03   102.14   107.75    98.66
                      04/11/03   101.84   108.14    98.33
                      04/14/03   107.27   110.71    99.75
                      04/15/03   105.97   111.38   100.34
                      04/16/03   106.51   111.32    99.24
                      04/17/03   106.51   111.83   100.42
                      04/21/03   107.96   112.54   100.72
                      04/22/03   109.04   113.07   102.62
                      04/23/03   112.17   114.44   103.88
                      04/24/03   111.03   112.93   102.63
                      04/25/03   109.57   113.30   101.86
                      04/28/03   110.26   114.49   103.55
                      04/29/03   110.11   115.13   103.41
                      04/30/03   109.49   116.18   104.00
                      05/01/03   107.58   116.08   103.70
                      05/02/03   109.04   117.48   105.46
                      05/05/03   106.81   117.97   105.33
                      05/06/03   106.97   119.42   106.51
                      05/07/03   107.73   118.54   106.32
                      05/08/03   108.19   118.28   105.48
                      05/09/03   108.35   118.16   106.34
                      05/12/03   110.64   117.61   106.32
                      05/13/03   110.41   119.30   106.48
                      05/14/03   110.80   118.76   105.66
                      05/15/03   110.72   115.72   105.59
                      05/16/03   109.88   116.30   103.42
                      05/19/03   110.80   115.18   102.10
                      05/20/03   110.49   114.18   102.70
                      05/21/03   110.87   114.13   102.55
                      05/22/03   110.80   115.45   102.18
                      05/23/03   110.41   115.97   102.70
                      05/27/03   110.18   117.12   103.80
                      05/28/03   111.03   117.15   104.93
                      05/29/03   113.71   117.33   105.05
                      05/30/03   113.94   120.02   107.29
                      06/02/03   114.78   120.30   106.90
                      06/03/03   114.09   120.93   107.15
                      06/04/03   115.24   122.51   108.15
                      06/05/03   116.77   123.64   108.76
                      06/06/03   114.09   123.14   107.69
                      06/09/03   113.86   121.34   105.89
                      06/10/03   113.55   122.88   107.31
                      06/11/03   111.10   122.84   108.03
                      06/12/03   110.41   123.41   108.19
                      06/13/03   108.27   122.49   107.01
                      06/16/03   112.25   123.60   108.26
                      06/17/03   115.62   123.36   107.65
                      06/18/03   116.00   122.84   107.23
                      06/19/03   115.77   120.29   105.68
                      06/20/03   115.77   120.70   105.95
                      06/23/03   115.39   118.58   104.50
                      06/24/03   117.99   118.41   104.82
                      06/25/03   122.51   118.83   104.88
                      06/26/03   122.51   120.37   106.24
                      06/27/03   126.49   120.38   106.24
                      06/30/03   125.27   120.31   105.92
                      07/01/03   123.35   121.48   106.39
                      07/02/03   130.17   124.62   108.06
                      07/03/03   132.16   124.57   107.31
                      07/07/03   132.85   125.29   109.44
                      07/08/03   134.76   125.81   110.46
                      07/09/03   136.68   123.48   109.97
                      07/10/03   137.44   122.79   108.64
                      07/11/03   137.83   124.55   109.81
                      07/14/03   136.75   126.59   111.68
                      07/15/03   133.46   124.89   111.35
                      07/16/03   135.30   124.42   111.38
                      07/17/03   132.47   123.02   109.55
                      07/18/03   129.79   124.17   111.07
                      07/21/03   127.11   124.62   110.16
                      07/22/03   127.03   124.85   111.07
                      07/23/03   127.03   124.93   111.77
                      07/24/03   127.11   124.09   111.97
                      07/25/03   128.56   124.47   112.75
                      07/28/03   130.17   125.16   112.41
                      07/29/03   129.02   125.00   112.21
                      07/30/03   128.25   123.81   113.65
                      07/31/03   128.25   122.17   113.86
                      08/01/03   128.41   118.32   111.02
                      08/04/03   129.40   117.17   110.66
                      08/05/03   130.17   117.37   110.63
                      08/06/03   130.17   118.84   110.77
                      08/07/03   130.93   119.15   111.31
                      08/08/03   133.23   119.60   111.76
                      08/11/03   134.99   119.77   112.17
                      08/12/03   136.83   119.89   113.28
                      08/13/03   137.83   117.96   113.31
                      08/14/03   141.65   118.57   114.25
                      08/15/03   140.12   118.66   114.13
                      08/18/03   142.57   118.47   115.34
                      08/19/03   145.41   119.73   116.36
                      08/20/03   144.10   120.07   116.89
                      08/21/03   145.87   120.70   117.74
                      08/22/03   138.97   118.01   114.71
                      08/25/03   138.90   117.66   114.70
                      08/26/03   139.43   118.32   115.55
                      08/27/03   140.81   118.37   114.87
                      08/28/03   146.25   119.93   116.02
                      08/29/03   146.09   120.10   116.26
                      09/02/03   147.78   120.85   117.74
                      09/03/03   147.09   122.93   117.97
                      09/04/03   145.48   123.84   118.17
                      09/05/03   145.94   124.17   117.20
                      09/08/03   145.48   125.56   117.92
                      09/09/03   148.09   124.42   116.75
                      09/10/03   150.46   121.58   114.34
                      09/11/03   147.78   122.78   115.47
                      09/12/03   147.40   123.59   116.29
                      09/15/03   143.49   125.16   116.02
                      09/16/03   145.48   126.96   117.19
                      09/17/03   147.47   127.31   116.86
                      09/18/03   151.84   130.39   118.13
                      09/19/03   151.91   130.76   117.62
                      09/22/03   152.76   129.42   116.44
                      09/23/03   153.14   128.84   117.20
                      09/24/03   154.29   127.14   115.91
                      09/25/03   152.53   126.47   113.98
                      09/26/03   151.99   125.65   112.88
                      09/29/03   147.40   126.17   114.24
                      09/30/03   143.72   126.23   113.49
                      10/01/03   147.01   127.51   116.51
                      10/02/03   146.94   128.74   116.59
                      10/03/03   151.30   129.35   117.85
                      10/06/03   152.76   130.48   118.72
                      10/07/03   153.14   131.47   119.23
                      10/08/03   150.69   131.01   118.45
                      10/09/03   152.99   131.17   119.69
                      10/10/03   152.30   131.66   119.49
                      10/13/03   151.99   132.84   120.86
                      10/14/03   152.99   133.92   121.61
                      10/15/03   152.99   134.27   120.36
                      10/16/03   151.45   134.92   120.24
                      10/17/03   150.00   134.98   119.47
                      10/20/03   153.14   136.00   119.28
                      10/21/03   156.20   136.79   119.38
                      10/22/03   160.18   137.22   117.61
                      10/23/03   170.75   137.72   117.09
                      10/24/03   172.28   138.18   116.20
                      10/27/03   178.56   140.29   118.53
                      10/28/03   184.61   142.54   120.54
                      10/29/03   195.25   143.34   121.23
                      10/30/03   190.20   143.45   121.01
                      10/31/03   190.96   143.50   121.11
                      11/03/03   187.98   146.24   124.12
                      11/04/03   188.74   146.96   124.13
                      11/05/03   190.66   147.47   124.17
                      11/06/03   192.19   147.19   125.22
                      11/07/03   196.40   148.95   125.09
                      11/10/03   196.86   147.37   123.61
                      11/11/03   194.26   146.51   122.93
                      11/12/03   201.38   148.41   125.00
                      11/13/03   198.47   149.53   125.29
                      11/14/03   195.25   148.18   124.01
                      11/17/03   195.10   148.61   123.64
                      11/18/03   198.77   147.81   122.55
                      11/19/03   199.00   147.90   123.53
                      11/20/03   192.19   147.21   123.49
                      11/21/03   187.98   147.24   123.83
                      11/24/03   190.89   148.56   126.24
                      11/25/03   182.62   151.34   127.64
                      11/26/03   186.22   152.52   128.01
                      11/28/03   188.06   152.67   127.77
                      12/01/03   187.67   153.83   129.51
                      12/02/03   192.80   154.00   129.67
                      12/03/03   186.60   153.08   127.84
                      12/04/03   192.50   153.20   128.24
                      12/05/03   191.81   153.08   127.22
                      12/08/03   191.81   153.76   128.31
                      12/09/03   191.35   151.07   126.27
                      12/10/03   188.90   147.15   124.73
                      12/11/03   185.30   149.52   126.81
                      12/12/03   185.60   150.59   127.55
                      12/15/03   178.64   148.18   125.19
                      12/16/03   179.56   149.16   125.42
                      12/17/03   181.55   150.63   126.05
                      12/18/03   184.46   150.36   126.38
                      12/19/03   184.92   149.07   126.78
                      12/22/03   186.29   149.12   127.09
                      12/23/03   186.83   149.97   128.23
                      12/24/03   186.83   149.80   127.01
                      12/26/03   186.83   149.93   127.59
                      12/29/03   190.28   151.41   129.17
                      12/30/03   190.51   151.71   130.24
                      12/31/03   186.45   150.34   127.78

                  PROPOSAL TWO: INDEPENDENT PUBLIC ACCOUNTANTS

     As previously disclosed, on June 28, 2002, the Corporation dismissed Arthur Andersen LLP ("Andersen") as the Corporation's independent public accountants and appointed Deloitte & Touche LLP ("D&T") as the Corporation's new independent public accountants. The decision to dismiss Andersen and to retain D&T was recommended by the Audit Committee and approved by the Board of Directors.

     Andersen's reports on our consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the years ended December 31, 2001 and 2000, and the subsequent interim period through June 28, 2002, there were no disagreements between the Corporation and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

     None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2001 and 2000 or during the subsequent interim period through June 28, 2002.

     The Corporation provided Andersen with a copy of the foregoing disclosures. A copy of Andersen's letter, dated June 26, 2002, stating their agreement with such statements is attached as Exhibit 16.1 to our Current Report on Form 8-K dated June 28, 2002 filed with the Securities and Exchange Commission.

     During the years ended December 31, 2001 and 2000, and the subsequent interim period through June 28, 2002, the Corporation engaged D&T for the valuation of the goodwill of the Corporation in accordance with SFAS 142. D&T completed their engagement for the valuation prior to their appointment as the Corporation's independent public accountants on June 28, 2002.

     Subject to ratification by the stockholders at the annual meeting, the Audit Committee of the Board of Directors has appointed D&T to audit our consolidated financial statements for the fiscal year ending December 31, 2004. D&T audited our consolidated financial statements for the fiscal years ended December 31, 2002 and 2003. Representatives of D&T will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

     If the stockholders do not ratify the appointment of D&T, the selection of our independent auditors will be reconsidered by the Audit Committee.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF D&T AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004. THE VOTE OF THE HOLDERS OF THE MAJORITY OF THE TOTAL VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

            PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE 2004
                         ANNUAL MEETING OF STOCKHOLDERS

     Stockholders' proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Corporate Secretary, at its principal executive offices, Santander BanCorp, 207 Ponce de Leon Avenue, San Juan, Puerto Rico, 00918, not later than November 24, 2004 for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to the 2004 Annual Meeting of Stockholders. If a Stockholder who otherwise desires to bring a proposal before the 2005 Annual Meeting of Stockholders does not notify the Corporation of its intent to do so or before February 10, 2005, then the proposal will be untimely, and the proxies will be able to vote on the proposal in their discretion.

                          COMMUNICATION WITH DIRECTORS

     The Corporation has established procedures for stockholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board of Directors by mail at: Santander BanCorp, Investor Relations, Attention: Mr. Gonzalo de las Heras, Chairman of the Board, P.O. Box 362589, San Juan, P.R. 00936-2589. All communications made by this means will be received by the Chairman of the Board.

                                 CODE OF ETHICS

     The Corporation has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. This Code applies to the President & Chief Executive Officer, Chief Operating Officer, the Chief Accounting Officer, and other executive officers of the Corporation and its subsidiaries in order to achieve a conduct that reflects the Corporation's ethical principles. The Corporation has posted a copy of the code on its website at the internet address: http://www.santandernet.com. Copies of the Code may be obtained free of charge from the Corporation's website at the above internet address.

                         ANNUAL REPORT AND OTHER MATTERS

     Enclosed with this Proxy Statement is the Corporation's Annual Report to Stockholders including the Annual Report on Form 10-K and the consolidated financial statements of the Corporation for the year ended December 31, 2003, duly certified by Deloitte & Touche LLP as independent public auditors of the Corporation. Such Annual Report to stockholders is not a part of these proxy solicitation materials.

     To avoid delays in ballot taking and counting, and in order to assure that your Proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: upon signing a Proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are in the name of more than one record holder, all should sign.

     Whether or not you plan to attend the Meeting, it is very important that your shares be represented and voted in the Meeting. Accordingly, you are urged to properly complete, sign, date and return your Proxy Card.

San Juan, Puerto Rico, March 26, 2004.       By Order of the Board of Directors

                                             /s/ Enrique R. Ubarri Baragano
                                             Enrique R. Ubarri Baragano, Esq.
                                                        Secretary

                                                           Please        -----
                                                           Mark Here    |     |
                                                           for Address  |     |
                                                           Change or     -----
                                                           Comments
                                                           SEE REVERSE SIDE

1. To elect three (3) directors for a three-year term, ending on April 2007-

   Nominees: 01 Victor Arbulu 02 Maria Calero, 03 Stephen Ferris

                                                           VOTE GRANTED, except
      VOTE GRANTED               VOTE WITHHELD              for the following
    FOR all nominees            FOR all nominees                nominee(s)
         ----                        ----                          ----
        |    |                      |    |                        |    |
        |    |                      |    |                        |    |
         ----                        ----                          ----

(insert in the space provided below the names of those nominees for whom you do not wish to vote)

-------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
2. To ratify the appointment of Deloitte & Touche  LLP
   as the Company's independent accountants for fiscal     [ ]    [ ]      [ ]
   year 2004;

3. AT THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 and 2. Please refer to instructions below.

          Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

          PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN UNITED STATES, PUERTO RICO OR U.S. VIRGIN ISLANDS.

Signature _____________________ Signature _____________________ Date __________

Please sign exactly as your name appears hereon. When shares are held by joint tenants or by tenants in common, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, the president or other authorized officer should sign under the full corporate name and the position of such authorized officer should appear below the signature. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                               SANTANDER BANCORP
          This proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints Mr. Roberto H. Valentin and Mr. Carlos M. Garcia as Proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Santander BanCorp held on record by the undersigned on March 19, 2004, at the Annual Meeting of Shareholders to be held at the 7th Floor of Santander Tower II, located at 221 Ponce de Leon Avenue, San Juan, Puerto Rico, on Thursday, April 29, 2004, at 10:00 a.m. or at any adjournments thereof, as follows:

                           (Continued on reverse side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                 ANNUAL MEETING
                                       OF
                                SANTANDER BANCORP
                       -----------------------------------

                            Thursday, April 29, 2004
                                   10:00 a.m.
                              San Juan, Puerto Rico


                                [GRAPHIC OF MAP]


--------------------------------------------------------------------------------
                PARKING AVAILABLE AT BANCO SANTANDER PUERTO RICO,
                            207 PONCE DE LEON AVENUE.

                                                                       EXHIBIT A

                  COMPENSATION AND NOMINATION COMMITTEE CHARTER

A.   PURPOSE

     The purpose of the Compensation and Nomination Committee (the "Committee") shall be to carry out the Board of Directors' overall responsibility relating to executive compensation and support and advise the Board on the composition of the Board and executive management of Santander BanCorp.

     This Charter sets out the specific responsibilities delegated by the Board of Directors to the Committee and details the manner in which the Committee will operate.

B.   STRUCTURE AND MEMBERSHIP

   1. NUMBER. The Committee of the Board of Directors of Santander BanCorp shall consist of a minimum of three (3) directors.

   2. INDEPENDENCE. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Committee shall be an "independent director" as defined by the applicable rules of the New York Stock Exchange.

   3. REMOVAL. The Board of Directors may remove members of the Committee from such committee, with or without cause, by a majority vote of the Board of Directors.

   4. CHAIR. Unless the Board of Directors elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

   5. COMPENSATION. The compensation of Committee members shall be as determined by the Board of Directors.

C.   AUTHORITY AND RESPONSIBILITIES

  GENERAL

     The Committee shall discharge its responsibilities, and shall assess the information provided by Santander BanCorp's management, in accordance with its business judgment.

  COMPENSATION MATTERS

     1. CEO COMPENSATION. The Committee shall annually review and approve corporate goals and objectives relevant to the compensation of Santander BanCorp's Chief Executive Officer (the "CEO"), evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation.

     2. EXECUTIVE OFFICER COMPENSATION. The Committee shall review and approve executive officer (including CEO) compensation, including salary and bonus compensation levels; deferred compensation; executive perquisites; severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Committee shall meet without the presence of executive officers when approving CEO compensation but may, in its discretion, invite the CEO to be present during approval of other executive officer compensation.

     3. INCENTIVE COMPENSATION. The Committee shall review Santander BanCorp's incentive compensation plans and recommend changes in such plans to the board as needed. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

     4. DIRECTOR COMPENSATION. The Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation.

     5. COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Committee shall prepare for inclusion where necessary in a proxy or information statement of Santander Bancorp relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting).

     6. CONSULTANTS, COUNSEL AND ADVISORS. The Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

     7. ADDITIONAL POWERS. The Committee shall take such other action with respect to compensation matters as may be delegated from time to time by the Board of Directors.

                               NOMINATION MATTERS

  1. APPOINTMENTS. The Committee shall establish a formal and transparent procedure for the selection and appointment of new directors to the Board and "executive officers" of Santander BanCorp, as such term is defined in 12 C.F.R. 215.2.

  2. SUCCESSION. The Committee shall regularly review the succession plans in place for membership of the Board and executive management of Santander BanCorp to ensure that an appropriate balance of skills, experience and expertise are maintained.

  3. PROCEDURES. The Committee shall institute internal procedures for evaluating the performance of the Board, the directors, the Board committees and executive management.

  4. COMMITMENT OF DIRECTORS. The Committee shall review the time commitment required from a non-executive director and whether non-employee directors are meeting this requirement.

  5. FULFILLMENT OF RESPONSIBILITIES. The Committee shall take all reasonable steps to ensure that all individuals nominated for appointment to the Board as a non-employee director, expressly acknowledge, prior to their election, that they are able to fulfil the responsibilities and duties expected of them.

D.   PROCEDURES AND ADMINISTRATION

  1. MEETINGS. The Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. A quorum shall comprise of two (2) members. The Committee shall keep such records of its meetings as it shall deem appropriate.

  2. SUBCOMMITTEES. The Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a "non-employee director" as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an "outside director" as such term is defined from time to time in
          Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

  3. REPORTS TO BOARD. The Committee shall report its actions and any recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

  4. CHARTER. The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

  5. CONSULTING ARRANGEMENTS. The Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant's fees and other retention terms. The Committee shall also have authority to commission compensation surveys or studies as the need arises. The Committee is empowered, without further action by the Board of Directors, to cause Santander BanCorp to pay the compensation of such consultants as established by the Committee.

  6. INDEPENDENT ADVISORS. The Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary to carry out its responsibilities. Such independent advisors may be the regular advisors to Santander BanCorp. The Committee is empowered, without further action by the Board of Directors, to cause Santander BanCorp to pay the compensation of such advisors as established by the Committee.

  7. INVESTIGATIONS. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Santander BanCorp to meet with the Committee or any advisors engaged by the Committee.

  This Charter will be effective immediately after its approval by the Board. The Secretary of the Board will certify it with his (her) signature and the corporate seal, indicating the date it was approved.

  Approved by the Committee Members and the Board of Directors

     Revised as of March 18, 2004

                                                                       EXHIBIT B

                             AUDIT COMMITTEE CHARTER

                                     PURPOSE

     The Audit Committee of the Board of Directors (the "Committee") of Santander Bancorp and its subsidiaries (collectively, the "Corporation") shall represent and assist the full Board of Directors (the "Board") in discharging its oversight responsibility regarding: (1) the Corporation's accounting principles and financial reporting practices and policies, and disclosure controls and system of internal controls and procedures; (2) the Corporation's financial statements and the independent audit thereof; (3) the Corporation's compliance with legal and regulatory requirements; (4) the performance of the Corporation's internal audit department (the "Internal Audit Department") and independent public accountants ("IPA").

     The Committee shall also act as an overseer of: (a) the Corporation's management ("Management") discharge of its responsibility for the preparation, presentation and integrity of the Corporation's financial statements, (b) Management's responsibility for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, (c) the Internal Audit Department's responsibility for examining and evaluating the adequacy and effectiveness of the Corporation's and its subsidiaries' internal control systems to ensure (i) the reliability and integrity of information, (ii) compliance with the Corporation's policies, plans and procedures, as well as laws and regulations, and (iii) the safekeeping of assets; and (d) the Corporation's disclosure controls system and internal controls system, which Management and the Board have established, regarding finance, accounting, legal compliance and ethics.

     The Committee shall be charged with evaluating the IPA's qualifications, performance and independence.

     The Committee shall cause to be prepared any report or other disclosure, including any report of the Committee, required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Corporation's annual proxy statement or other periodic reports or disclosures.

     The Committee shall establish procedures for and continually monitor: the receipt, retention and treatment of complaints received by or from employees (including confidential anonymous submission by employees) and shareholders regarding accounting controls, auditing matters, or any other relevant matter that may result in damage or liability to the Corporation.

                                    AUTHORITY

     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for the annual audit, special audits, reviews and other procedures and, as appropriate, to obtain advice and assistance from special counsels and other experts or consultants without seeking approval of the full Board or Management.

     The Corporation shall provide appropriate funding, as determined by the Committee, for compensation to the IPA and to any advisors that the Committee chooses to engage.

     The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or outside auditors to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee may determine whether to allow any internal or external attorneys to practice before the SEC on behalf of the Corporation. Should the Committee elect to do so, the Committee shall have the authority to: (a) verify or ascertain if such attorneys comply with the professional standards set forth by the SEC; and (b) verify or ascertain that the Corporation's attorneys have reported evidence of material violations of securities law or breach of fiduciary duty or similar violation by the Corporation or any agent thereof to the chief legal counsel, the Corporation's Chief Executive Officer ("CEO") and the Committee (if necessary actions have not otherwise been taken).

                                   COMPOSITION

     The Committee shall be comprised only of three or more members of the Board who are independent directors. Each member shall not be an officer or employee of the Corporation, its subsidiaries or affiliates, shall not have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     The members of the Committee shall be financially literate.

     At least one member of the Committee must be a "financial expert," as such term is defined by the SEC pursuant to rules promulgated under Section 407 of the Sarbanes Oxley Act of 2002, as amended (the "SOA"). The members of the Committee shall satisfy the applicable requirements under the rules of the New York Stock Exchange and the SEC, as such requirements are interpreted by the full Board in its business judgment. The Corporation must disclose the name of the Committee's financial expert and whether such expert is independent of Management.

     The Board shall designate the members of the Committee and a chairperson of the Committee from among its members, who shall preside over the meetings of the Committee and shall inform the Board of the actions taken by the Committee. In the event of a vacancy or an absence in the Committee, the Board may designate any member of the Board as a substitute, provided such person complies with the requisites established herein.

                                    MEETINGS

     The Committee will meet at least once per month or more frequently if circumstances dictate to discuss the matters set forth in the Duties and Responsibilities section of this Charter. Members of the Committee may participate in meetings of the Committee by means of a conference call or similar communications equipment whereby all persons participating in the meeting can converse with each other.

     The Committee will designate a Secretary from among its members. The Secretary may delegate his (her) functions to any officer of the Corporation designated by the Secretary. The Secretary, or the person so designated, will notify the members of the Committee of the place, date and time of the meetings of the Committee on a timely basis, as well as prepare and submit the agenda, reports and documents required for each meeting of the Committee.

     The Secretary or his (her) designee will prepare accurate minutes of each meeting of the Committee, indicating which members of the Committee were present, and summarizing the decisions, recommendations and agreements reached. The Chairperson of the Committee will submit the minutes and the attachments considered necessary to the Board for their review and ratification.

     The members of the Committee shall hold office from the time of designation until the next election of directors at the annual meeting of stockholders of the Corporation. The Board may, however, extend such period for any or all designated members who continue to meet the requirements for membership in the Committee.

     A quorum shall consist of the majority of the members of the Committee. The decisions of the Committee shall be adopted by an affirmative vote of the majority of the members participating in the meeting in which the decision is considered. In the event of a tie, the matter will be submitted to the Board for its consideration at their next meeting and no action will be taken until the Board makes a decision on such matter.

     As part of its efforts to foster open communication, the Committee should meet periodically with Management, the director of the internal auditing function and the IPA, in separate executive sessions, to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall meet quarterly with the IPA and Management to discuss the annual audited financial statements and quarterly financial statements, including the Corporation's disclosure contained therein under "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A").

                           DUTIES AND RESPONSIBILITIES

     In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not employees of the Corporation. It is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely on: (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information; (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board); and (iii) all representations made by Management as to any information technology, internal audit and other non-audit services provided by the IPA to the Corporation.

     The Committee will carry out the following responsibilities:

FINANCIAL STATEMENTS

  o Advise Management, the Internal Audit Department and the IPA that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices. The Committee shall review these analyses with regard to: (a) critical accounting policies and practices, alternative treatments of financial information within GAAP (including their ramifications and the methods preferred by the IPA), and any other material communication between the IPA and Management (including management letters and schedules of unadjusted differences); (b) Management's responsibilities for establishing and maintaining an adequate internal control structure and procedures for financial reporting; and (c) assessment, as of the end of the most recent fiscal year of the Corporation, of the effectiveness of the internal control structure and procedures of the Corporation for financial reporting.

  o Ascertain that Management has reviewed the MD&A to ensure information presented is consistent with the financial statements, related footnote disclosures and the accounting records of the Corporation.

  o  Discuss with Management and the IPA the audited financial statements.

  o Discuss significant changes to the Corporation's accounting principles, policies, controls, procedures and practices proposed or contemplated by the IPA, the Internal Audit Department or Management.

  o Review quarterly press releases and ascertain the absence of misleading information or omission of material facts prior to issuance.

  o  Review periodic reports (10Q, 10K, 8K, proxy, etc.).

  o Discuss the schedule of unadjusted differences and Management's actions with respect to such schedule and any other material written communication between the IPA and Management.

INTERNAL CONTROL

  o Meet with the Corporation's [chief accounting officer ("CAO") and chief operations officer ("COO") at least twice per year.

  o Establish a prohibition of cross hiring (e.g. any individual who was employed by an IPA and participated in an audit of the Corporation within the last 12 months cannot be hired as the CEO, CAO, COO or comptroller).

  o Ensure that the CAO, COO and CEO certification's process is adequate and appropriate to the needs and commercial complexity of the Corporation, and is comprehensively documented. Consider having an independent third party assess the process. Consider whether additional documentation is required for certification to be completed.

  o Evaluate the current state of reporting on internal controls to evaluate whether any changes are necessary.

INTERNAL AUDIT

  o Review the appointment, replacement, reassignment or dismissal of the Director of the Internal Audit Department (the "DIA"). Advice the DIA that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to Management prepared by the Internal Audit Department and Management's responses thereto. Instruct internal auditors that they (in conjunction with the IPA) are ultimately accountable to the Board through the Committee.

  o Review activities, organizational structure and qualifications of the internal audit function.

  o Annually, review and recommend changes (if any) to the Internal Audit Department's charter.

  o Periodically review with the DIA any significant difficulties, disagreements with Management or scope restrictions encountered in the course of the function's work.

  o Periodically review with the IPA the budget, staffing and responsibilities of the Internal Audit Department.

EXTERNAL AUDIT

  o The IPA shall annually submit to the Committee a formal written statement delineating all relationship between the IPA and the Corporation ("Statement as to Independence") addressing each non-audit service provided to the Corporation and the matters set forth in Independence Standards Board Standard No. 1.

  o Pre-approve all audit and non-audit services performed by the IPA in excess of $10,000 and periodically (not less frequently than annually) review all audit and non-audit services performed for the Corporation by the IPA. The IPA shall annually submit to the Corporation a formal written statement of the fees billed for services rendered. The following categories shall be included: (i) the audit of the Corporation's annual financial statements for the most recent fiscal year, and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year; (ii) fees for audit related services, such as due diligence related to mergers and acquisitions, financial accounting and reporting consultation, information systems services, SOA advisory services, internal control services, agreed upon procedures; (iii) tax services; and (iv) all other services rendered by the IPA for the most recent fiscal year, in the aggregate and by each service.

  o Require that Management provide a list of payments made to the IPA or any other accounting firm for services other than financial statement audits. With regard to such services, the Committee must (i) assess whether such services can be provided by the IPA prospectively, (ii) assess which "no conflict" suppliers can perform such services prospectively, and (iii) communicate to Management which services must be discontinued in compliance with the SOA. Information regarding fees paid to the IPA shall be segregated into the four categories discussed above.

  o The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the IPA. In this regard the Committee shall appoint, retain, compensate, evaluate and terminate, when appropriate, the IPA, which shall report directly to the Committee.

  o Ensure that the IPA prepare and deliver annually a Statement as to Independence (it being understood that the IPA are responsible for the accuracy and completeness of such Statement). Discuss with the IPA any relationships or services disclosed in such Statement that may affect the objectivity and independence of the IPA, taking into consideration the opinion of Management and the Internal Audit Department.

  o Consider, if applicable, whether the IPA's provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Corporation is compatible with maintaining the independence of the IPA.

  o Instruct the IPA that they are ultimately accountable to the Board through the Committee.

  o Consider all reports or communications (and Management's and/or the Internal Audit Department's responses thereto) submitted to the Committee by the IPA required by or referred to in SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as the same may be modified or supplemented.

  o Discuss restrictions on scope of the IPA's activities or access to requested information.

  o Discuss any significant matters arising from any audit, report or communication referred, whether raised by Management, the Internal Audit Department or the IPA, relating to the Corporation's financial statements.

  o Review the form of opinion the IPA propose to render to the Board and shareholders.

  o Obtain from the IPA assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

  o Confirm that the external auditor has registered with the Public Company Accounting Oversight Board (the "PCAOB"). Have the external auditor confirm, quarterly, that they are in compliance with the rules and regulations of, and are in good standing with the PCAOB.

  o Document the policy of rotation of the lead audit partner every five years, or as required by applicable regulation, and ascertain that the engagement team has complied with this policy.

  o Evaluate whether there is excessive or extravagant entertaining by Management of IPA or vice-versa.

  o Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the IPA.

  o  At least annually, obtain and review a report by the IPA describing:

          o    the IPA's internal quality control procedures;

          o any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the IPA, and any steps taken to deal with any such issues; and

          o    all relationships between the IPA and the Corporation.

ETHICAL COMPLIANCE, LEGAL COMPLIANCE, AND RISK MANAGEMENT

  o Review the Corporation's code of ethics to determine compliance with SOA's requirement relating to code of ethics for senior financial officers, and that all senior financial officers have acknowledged receipt and having read the code of ethics.

  o Discuss with the Corporation's General Counsel, or if required by the Committee with independent counsel of its selection, any significant legal matters that may have a material effect on the financial statements of the Corporation and the Corporation's compliance policies, including material notices to or inquiries received from governmental agencies.

  o Review Management's monitoring of the Corporation's compliance with the Corporation's Code of Ethics, and ensure that Management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

  o Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

  o Discuss policies with respect to risk assessment and risk management. Such discussions should include the Corporation's major financial and accounting risk exposures and the steps Management has undertaken to control them.

REPORTING RESPONSIBILITIES

  o Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters, as the Committee may deem necessary or appropriate.

  o Review this Charter at least annually and recommend to the Board any changes warranted by new laws and regulations or as the Committee deems appropriate.

OTHER RESPONSIBILITIES

  o Review, on a quarterly basis, transactions in the Corporation's securities by the Corporation's pension plans and by executives of the Corporation to ensure that none occurred during designated blackout periods. Ensure trustees are aware of blackout periods.

  o Review, annually, the procedure for related party transactions and conflicts of interest (or potential conflicts of interest) to be reported to the Board.

  o Review and approve, on a quarterly basis, all related party transactions for compliance with established policies and procedures.

  o Review with the IPA, the Internal Audit Department and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  o Prepare the report that the SEC requires be included in the Corporation's annual proxy statement.

  o Annually, perform a self-assessment relative to the Committee's purpose, duties and responsibilities outlined herein.

  o Perform any other activities consistent with this Charter, the Corporation's by-laws and applicable law, as the Committee or the Board deems necessary or appropriate.

  o Work with Management to determine if current employee loan policies and procedures are in compliance with SOA. Adjust procedures as required to ascertain compliance with current regulations.

  o Ensure that adequate insurance arrangements are in place for identified risks, in accordance with usual commercial practice.

  o Review regular updates on accounting and corporate governance developments with an objective perspective of their impact to the Corporation and the Committee.

  o Review the types of information presented to analysts and rating agencies to ascertain the absence of misleading information or omission of material facts.

  This Charter may be amended by means of an express resolution of the Board.

  This Charter will be effective immediately after its approval by the Board. The Secretary of the Board will certify it with his (her) signature and the corporate seal, indicating the date it was approved.

  Approved by the Audit Committee Members and the Board of Directors

Revised as of March 15, 2004